Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-261405, 333-257878, 333-248576, 333-239799) and Form S-3 (No. 333- 257798) of RYVYL Inc. of our report dated March 26, 2024, relating to the consolidated financial statements of RYVYL Inc., for the years ended December 31, 2023 and 2022, which appears in this Annual Report on Form 10-K.

/s/Simon & Edward, LLP

Rowland Heights, CA

Date: March 26, 2024